Exhibit 10.9 (b)

AMENDMENT TWO

TO

EMPLOYMENT AGREEMENT

Effective January 1, 2005, this AMENDMENT TWO TO EMPLOYMENT AGREEMENT by and between Anthem Insurance Companies, Inc., an Indiana insurance company (the “Company”), and Mark L. Boxer (the “Executive”) hereby amends the EMPLOYMENT AGREEMENT (the “Agreement”) between the parties dated as of the 13th day of November, 2000, as follows:

1.	Section 2 of the Agreement is hereby amended by deleting the termination date and inserting in place thereof the 31st day of December, 2005.

2.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this AMENDMENT TWO TO EMPLOYMENT AGREEMENT effective as of the day and year first above written.

Mark L. Boxer	Anthem Insurance Companies, Inc.

/s/ Mark L. Boxer	By:	/s/ Larry C. Glasscock

	Name:	Larry C. Glasscock

	Title:	President and CEO